Exhibit 99.1
FOR IMMEDIATE RELEASE

SLEEP NUMBER ANNOUNCES RECORD THIRD QUARTER 2021 RESULTS

•Third-quarter net sales grew 21% to a record $640 million (+35% versus 2019); generated double-digit demand growth for fourth consecutive third quarter
•Third-quarter operating income increased 4% to a record $73 million (+86% versus 2019), while absorbing significant input cost increases; year-to-date operating income increased 62% versus prior year
•Third-quarter diluted EPS grew 24% to $2.22; year-to-date EPS of $5.63 increased 106% versus last year (+199% versus 2019)
•Generated $293 million in year-to-date operating cash flows and a trailing twelve-month (ttm) ROIC greater than 34%

MINNEAPOLIS – (October 27, 2021) – Sleep Number Corporation (Nasdaq: SNBR) today reported results for the quarter ended October 2, 2021.

“Our record third quarter financial results exceeded our expectations and demonstrate the power of our advantaged business model and our teams’ stellar execution. We are driving sustainable demand and market share gains with our life-changing 360 smart beds by advancing proven initiatives,” said Shelly Ibach, President and CEO. “Given our unique competitive leadership at the intersection of wellbeing and technology, the worldwide shortage of semiconductors and other electronic components are a major challenge, elongating the timing of some customer deliveries. I could not be prouder of how our teams are aggressively pursuing solutions for these shortages to ensure we fulfill our mission of improving lives by individualizing sleep experiences.”

Financial Overview
•Net sales for the third quarter grew 21% versus last year (+35% versus 2019) with a 16% comp gain; year-to-date net sales increased 31% versus last year (+35% versus 2019) including a 28% comp gain
•Gross profit increased 17% to $390 million, or 61.0% of net sales, while offsetting significant input cost increases with pricing actions and efficiency gains
•Operating income increased 4% to $73 million, or 11.4% of net sales; year-to-date operating income increased 62% versus last year and was up 200 basis points on a rate basis versus 2020
•Earnings per diluted share increased 24% to $2.22; year-to-date EPS grew 106% to a record $5.63, significantly exceeding 2020 full-year EPS of $4.90 ($4.60 adjusted for 53rd week) and 2019 EPS of $2.70

Cash Flows and Liquidity Review
•Generated $293 million in net cash from operating activities for the first nine months of 2021 compared with $287 million for the same period last year and 54% greater than the first nine months of 2019
•Invested $49 million in capital expenditures and repurchased $364 million in Sleep Number stock during the first nine months of 2021
•Leverage ratio of 2.2x EBITDAR at the end of the third quarter, compared with 1.9x a year ago and our 2.5x-3.0x longer-term target
•Increased return on invested capital (ROIC) to more than 34% for the ttm period, compared with nearly 21% for the prior-year comparable period

Financial Outlook
The company is targeting 2021 earnings per diluted share of $7.25, compared with $4.60 for 2020 (excluding the impact of the 53rd week), and nearly three times 2019 EPS. The timing of receiving electronic components could elongate some of our customer deliveries into the first quarter of 2022. The outlook assumes an estimated effective income tax rate of 25% for the balance of the year with full-year capital expenditures of approximately $70 million.

Conference Call Information
Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT) today. To access the webcast, please visit the investor relations area of the Sleep Number website at https://ir.sleepnumber.com. The webcast replay will remain available for approximately 60 days.

Sleep Number Announces Third-quarter 2021 Results - Page 2 of 9
About Sleep Number Corporation
Individuality is the foundation of Sleep Number. Our purpose driven company is comprised of over 5,000 passionate team members who are dedicated to our mission of improving lives by individualizing sleep experiences. We have improved over 13 million lives and are positively impacting society’s wellbeing through higher-quality sleep.

Our award-winning 360® smart beds are informed by science. They learn from over one billion sleep sessions of highly-accurate, real-world sleep data – the cumulation of nearly 12 billion hours’ worth - to automatically adjust to each sleeper and provide effortless comfort and proven quality sleep. Our 360 smart beds deliver individualized sleep health reports and insights, including a daily SleepIQ® score, and are helping to advance meaningful sleep health solutions by applying sleep science and research.

For life-changing sleep, visit SleepNumber.com or one of our more than 625 Sleep Number® stores. More information is available on our newsroom and investor relations sites.

Forward-looking Statements
Statements used in this news release relating to future plans, events, financial results or performance, such as the company’s expectations for generating certain operating cash flows in 2021, are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as current and future general and industry economic trends and consumer confidence; risks inherent in outbreaks of pandemics or contagious disease, including the COVID-19 pandemic and related consequences such as supply shortages, labor disruptions, and recommendations and/or mandates from federal, state and local authorities to close certain businesses or limit occupancy or operating hours; the effectiveness of our marketing messages; the efficiency of our advertising and promotional efforts; our ability to execute our Total Retail distribution strategy; our ability to achieve and maintain acceptable levels of product and service quality, and acceptable product return and warranty claims rates; our ability to continue to improve and expand our product line, and consumer acceptance of our products, product quality, innovation and brand image; industry competition, the emergence of additional competitive products and the adequacy of our intellectual-property rights to protect our products and brand from competitive or infringing activities; claims that our products, processes, advertising, or trademarks infringe the intellectual-property rights of others or do not comply with laws or regulations; availability of attractive and cost-effective consumer credit options; our lean manufacturing processes with minimal levels of inventory, which may leave us vulnerable to shortages in supply; our dependence on significant suppliers and third parties and our ability to maintain relationships with key suppliers or third parties, including several sole-source suppliers or providers of services; rising commodity costs and other inflationary pressures; risks inherent in global-sourcing activities, including tariffs, outbreaks of pandemics or contagious diseases, such as the COVID-19 pandemic, strikes and the potential for shortages in supply; risks of disruption in the operation of any of our main manufacturing facilities or assembly and distribution facilities; increasing government regulation; pending or unforeseen litigation and the potential for adverse publicity associated with litigation; the adequacy of our and third-party information systems to meet the evolving needs of our business and existing and evolving risks and regulatory standards applicable to data privacy and cybersecurity; the costs and potential disruptions to our business related to enhancing, patching, upgrading our information systems; the vulnerability of our and third-party information systems to attacks by hackers or other cyber threats that could compromise the security or accessibility of our systems, result in a data breach or disrupt our business; and our ability to attract, retain and motivate qualified management, executive and other key team members, including qualified retail sales professionals and managers. Additional information concerning these and other risks and uncertainties is contained in the company’s filings with the Securities and Exchange Commission (SEC), including the Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.

# # #
Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@sleepnumber.com
Media Contact: Julie Elepano; (414) 732-9840; julie.elepano@sleepnumber.com

Sleep Number Announces Third-quarter 2021 Results - Page 3 of 9

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Three Months Ended
	October 2, 2021	% of Net Sales	September 26, 2020	% of Net Sales
Net sales	$640,393	100.0%	$531,155	100.0%
Cost of sales	250,039	39.0%	196,195	36.9%
Gross profit	390,354	61.0%	334,960	63.1%
Operating expenses:
Sales and marketing	255,512	39.9%	211,574	39.8%
General and administrative	47,676	7.4%	44,127	8.3%
Research and development	14,431	2.3%	9,644	1.8%
Total operating expenses	317,619	49.6%	265,345	50.0%
Operating income	72,735	11.4%	69,615	13.1%
Interest expense, net	1,816	0.3%	1,827	0.3%
Income before income taxes	70,919	11.1%	67,788	12.8%
Income tax expense	17,198	2.7%	16,468	3.1%
Net income	$53,721	8.4%	$51,320	9.7%

Net income per share – basic	$2.29		$1.83

Net income per share – diluted	$2.22		$1.79

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	23,464		27,973
Dilutive effect of stock-based awards	769		661
Diluted weighted-average shares outstanding	24,233		28,634

Sleep Number Announces Third-quarter 2021 Results - Page 4 of 9

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Nine Months Ended
	October 2, 2021	% of Net Sales	September 26, 2020	% of Net Sales
Net sales	$1,692,965	100.0%	$1,288,659	100.0%
Cost of sales	653,842	38.6%	488,558	37.9%
Gross profit	1,039,123	61.4%	800,101	62.1%
Operating expenses:
Sales and marketing	685,123	40.5%	549,483	42.6%
General and administrative	131,488	7.8%	111,915	8.7%
Research and development	43,633	2.6%	28,399	2.2%
Total operating expenses	860,244	50.8%	689,797	53.5%
Operating income	178,879	10.6%	110,304	8.6%
Interest expense, net	4,400	0.3%	8,111	0.6%
Income before income taxes	174,479	10.3%	102,193	7.9%
Income tax expense	31,874	1.9%	24,363	1.9%
Net income	$142,605	8.4%	$77,830	6.0%

Net income per share – basic	$5.84		$2.79

Net income per share – diluted	$5.63		$2.73

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	24,404		27,918
Dilutive effect of stock-based awards	920		642
Diluted weighted-average shares outstanding	25,324		28,560

Sleep Number Announces Third-quarter 2021 Results - Page 5 of 9
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited - in thousands, except per share amounts)
subject to reclassification

	October 2, 2021	January 2, 2021
Assets
Current assets:
Cash and cash equivalents	$1,830	$4,243
Accounts receivable, net of allowances of $1,116 and $1,046, respectively	33,388	31,871
Inventories	86,129	81,362
Prepaid expenses	24,346	20,839
Other current assets	49,634	43,489
Total current assets	195,327	181,804
Non-current assets:
Property and equipment, net	184,697	175,223
Operating lease right-of-use assets	360,269	314,226
Goodwill and intangible assets, net	71,069	72,871
Other non-current assets	72,258	56,012
Total assets	$883,620	$800,136
Liabilities and Shareholders’ Deficit
Current liabilities:
Borrowings under revolving credit facility	$359,100	$244,200
Accounts payable	163,894	91,904
Customer prepayments	107,802	72,017
Accrued sales returns	28,518	24,765
Compensation and benefits	63,896	76,786
Taxes and withholding	36,590	23,339
Operating lease liabilities	69,316	62,077
Other current liabilities	61,767	60,856
Total current liabilities	890,883	655,944
Non-current liabilities:
Deferred income taxes	533	242
Operating lease liabilities	327,521	283,084
Other non-current liabilities	104,749	84,844
Total non-current liabilities	432,803	368,170
Total liabilities	1,323,686	1,024,114
Shareholders’ deficit:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 22,647 and 25,390 shares issued and outstanding, respectively	226	254
Additional paid-in capital	—	—
Accumulated deficit	(440,292)	(224,232)
Total shareholders’ deficit	(440,066)	(223,978)
Total liabilities and shareholders’ deficit	$883,620	$800,136

Sleep Number Announces Third-quarter 2021 Results - Page 6 of 9
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited – in thousands)
subject to reclassification

	Nine Months Ended
	October 2, 2021	September 26, 2020
Cash flows from operating activities:
Net income	$142,605	$77,830
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44,786	46,244
Stock-based compensation	19,701	15,554
Net (gain) loss on disposals and impairments of assets	(20)	208
Deferred income taxes	291	3,229
Changes in operating assets and liabilities:
Accounts receivable	(1,517)	(12,710)
Inventories	(4,767)	3,807
Income taxes	5,615	5,103
Prepaid expenses and other assets	(13,879)	3,666
Accounts payable	51,543	58,547
Customer prepayments	35,785	40,795
Accrued compensation and benefits	(12,725)	21,376
Other taxes and withholding	7,636	4,756
Other accruals and liabilities	17,630	18,877
Net cash provided by operating activities	292,684	287,282

Cash flows from investing activities:
Purchases of property and equipment	(49,370)	(28,074)
Proceeds from sales of property and equipment	257	53
Purchase of intangible assets	—	(945)
Net cash used in investing activities	(49,113)	(28,966)

Cash flows from financing activities:
Net increase (decrease) in short-term borrowings	132,222	(220,968)
Repurchases of common stock	(381,496)	(41,923)
Proceeds from issuance of common stock	3,847	4,650
Debt issuance costs	(557)	(303)
Net cash used in financing activities	(245,984)	(258,544)

Net decrease in cash and cash equivalents	(2,413)	(228)
Cash and cash equivalents, at beginning of period	4,243	1,593
Cash and cash equivalents, at end of period	$1,830	$1,365

Sleep Number Announces Third-quarter 2021 Results - Page 7 of 9
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited)

	Three Months Ended		Nine Months Ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Percent of sales:
Retail stores	88.4%	86.0%	87.5%	85.2%
Online, phone, chat and other	11.6%	14.0%	12.5%	14.8%
Total Company	100.0%	100.0%	100.0%	100.0%

Sales change rates:
Retail comparable-store sales	19%	2%	32%	(8%)
Online, phone and chat	0%	111%	11%	109%
Total Retail comparable sales change	16%	11%	28%	1%
Net opened/closed stores and other	5%	1%	3%	2%
Total Company	21%	12%	31%	3%

Stores open:
Beginning of period	621	598	602	611
Opened	18	6	55	20
Closed	(7)	(8)	(25)	(35)
End of period	632	596	632	596

Other metrics:
Average sales per store ($ in 000's) [1,4]	$3,689	$2,920
Average sales per square foot [1,4]	$1,249	$1,012
Stores > $2 million net sales [2,4]	85%	64%
Stores > $3 million net sales [2,4]	50%	26%
Average revenue per mattress unit [3]	$5,021	$4,802	$5,045	$4,824

1 Trailing twelve months Total Retail comparable sales per store open at least one year.
2 Trailing twelve months for stores open at least one year (excludes online, phone and chat sales).
3 Represents Total Retail (stores, online, phone and chat) net sales divided by Total Retail mattress units.
4 Fiscal 2020 included 53 weeks, as compared to 52 weeks in fiscal 2021 and 2019. The additional week in 2020 was in the fiscal fourth quarter. Total Retail comparable sales have been adjusted to remove the estimated impact of the additional week on those metrics.

Sleep Number Announces Third-quarter 2021 Results - Page 8 of 9
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)
(in thousands)

We define earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income plus: income tax expense, interest expense, depreciation and amortization, stock-based compensation and asset impairments. Management believes Adjusted EBITDA is a useful indicator of our financial performance and our ability to generate cash from operating activities. Our definition of Adjusted EBITDA may not be comparable to similarly titled definitions used by other companies. The table below reconciles Adjusted EBITDA, which is a non-GAAP financial measure, to the comparable GAAP financial measure:

	Three Months Ended		Fifty-Three Weeks Ended	Fifty-Two Weeks Ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Net income	$53,721	$51,320	$203,964	$101,923
Income tax expense	17,198	16,468	44,294	30,642
Interest expense	1,816	1,829	5,214	10,829
Depreciation and amortization	14,820	15,083	59,539	61,071
Stock-based compensation	7,317	8,470	25,961	20,177
Asset impairments	23	11	154	276
Adjusted EBITDA	$94,895	$93,181	$339,126	$224,918

Free Cash Flow
(in thousands)

	Three Months Ended		Fifty-Three Weeks Ended	Fifty-Two Weeks Ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Net cash provided by operating activities	$131,264	$200,281	$285,063	$286,610
Subtract: Purchases of property and equipment	17,358	6,379	58,396	40,556
Free cash flow	$113,906	$193,902	$226,667	$246,054

Calculation of Net Leverage Ratio under Revolving Credit Facility
(in thousands)

	Fifty-Three Weeks Ended	Fifty-Two Weeks Ended
	October 2, 2021	September 26, 2020
Borrowings under revolving credit facility	$359,100	$33,500
Outstanding letters of credit	3,997	3,997
Finance lease obligations	566	677
Consolidated funded indebtedness	$363,663	$38,174
Capitalized operating lease obligations [1]	593,034	546,850
Total debt including capitalized operating lease obligations (a)	$956,697	$585,024

Adjusted EBITDA (see above)	$339,126	$224,918
Consolidated rent expense	98,839	91,142
Consolidated EBITDAR (b)	$437,965	$316,060

Net Leverage Ratio under revolving credit facility (a divided by b)	2.2 to 1.0	1.9 to 1.0
1A multiple of six times annual rent expense is used as an estimate for capitalizing our operating lease obligations in accordance with our credit facility.

Note - Our Adjusted EBITDA and EBITDAR calculations, Free Cash Flow data and Calculation of Net Leverage Ratio under Revolving Credit Facility are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.
GAAP - generally accepted accounting principles in the U.S.

Sleep Number Announces Third-quarter 2021 Results - Page 9 of 9
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Calculation of Return on Invested Capital (ROIC)
(in thousands)

ROIC is a financial measure we use to determine how efficiently we deploy our capital. It quantifies the return we earn on our invested capital. Management believes ROIC is also a useful metric for investors and financial analysts. We compute ROIC as outlined below. Our definition and calculation of ROIC may not be comparable to similarly titled definitions and calculations used by other companies. The tables below reconcile net operating profit after taxes (NOPAT) and total invested capital, which are non-GAAP financial measures, to the comparable GAAP financial measures:

	Fifty-Three Weeks Ended	Fifty-Two Weeks Ended
	October 2, 2021	September 26, 2020
Net operating profit after taxes (NOPAT)
Operating income	$253,472	$143,295
Add: Rent expense [1]	98,839	91,142
Add: Interest income	—	97
Less: Depreciation on capitalized operating leases [2]	(25,030)	(23,700)
Less: Income taxes [3]	(78,975)	(50,584)
NOPAT	$248,306	$160,250

Average invested capital
Total deficit	$(440,066)	$(102,827)
Add: Long-term debt [4]	359,666	34,177
Add: Capitalized operating lease obligations [5]	790,712	729,136
Total invested capital at end of period	$710,312	$660,486

Average invested capital [6]	$717,670	$770,197

Return on invested capital (ROIC) [7]	34.6%	20.8%

1	Rent expense is added back to operating income to show the impact of owning versus leasing the related assets.
2
Depreciation is based on the average of the last five fiscal quarters' ending capitalized operating lease obligations (see note 5) for the respective reporting periods with an assumed thirty-year useful life. This life assumption is based on our long-term participation in given markets though specific retail location lease commitments are generally 5 to 10 years at inception. This is subtracted from operating income to illustrate the impact of owning versus leasing the related assets.

3	Reflects annual effective income tax rates, before discrete adjustments, of 24.1% and 24.0% for 2021 and 2020, respectively.
4	Long-term debt includes existing finance lease liabilities.
5
A multiple of eight times annual rent expense is used as an estimate for capitalizing our operating lease obligations. The methodology utilized aligns with the methodology of a nationally recognized credit rating agency.

6	Average invested capital represents the average of the last five fiscal quarters' ending invested capital balances.
7	ROIC equals NOPAT divided by average invested capital.

Note - Our ROIC calculation and data are considered non-GAAP financial measures and are not in accordance with, or preferable to, GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.
GAAP - generally accepted accounting principles in the U.S.